EXHIBIT 99.A6


                                 EXHIBIT (b)(1)
         Copy of Resolution of the Board of Directors of Western Reserve
           Life Assurance Co. of Ohio establishing the Series Account



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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


     I, William H. Geiger, Secretary of Western Reserve Life Assurance Co. of Ohio ("Western Reserve" or the "Company"), hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of Western Reserve on May 21, 1993, which resolutions have not been amended, rescinded or annulled and remain in full force and effect:

         RESOLVED, that the Company, pursuant to the applicable provisions of the Ohio Insurance Code, hereby establishes a separate account designated "WRL Series Annuity Account B" (hereinafter the "Account") for the following use and purposes, and subject to such conditions as hereafter set forth, said use, purposes and conditions to be in full compliance with the Ohio Insurance Code and all rules and regulations of the Ohio Insurance Department;

         FURTHER RESOLVED, that the Account shall be established for the purpose of providing for the issuance by the Company of such variable annuity contracts ("Contracts") as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of such Contracts; and

         FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Account shall, in accordance with the Contracts, be credited to or charged against such Account without regard to either income, gains or losses of the Company; and

         FURTHER RESOLVED, that the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account securities issued by investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") as may be specified in the respective Contracts; and

         FURTHER RESOLVED, that six separate investment divisions be, and hereby are, established within the Account to which payments under the Contracts will be allocated in accordance with instructions received from Contract Owners, and that the President be, and hereby is, authorized to increase or decrease the number of investment divisions in the Account as he deems necessary or appropriate; and

         FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as s series fund pursuant to the 1940 Act; and

         FURTHER RESOLVED, that the President, or each Vice President, be, and hereby is, authorized to deposit such amount in the Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

         FURTHER RESOLVED, that the President, or each Vice President, be, and hereby is, authorized to transfer funds from time to time between the Company's general account and the Account in order to establish the Account or to support the operation of the Contracts with respect to the Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

         FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultant or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to:
         (a) register the Account as a unit investment trust under the 1940 Act;
         (b) register the Contracts in such

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         amounts, which maybe be an indefinite amount, as the officers of the
         Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable Federal laws, including the filing of any registration statements, any amendments to registration statements, any undertakings, and any applications, and any amendments to such applications, for exemptions from the 1940 Act or other applicable Federal laws, as the officers of the Company shall deem necessary or appropriate; and

         FURTHER RESOLVED, that the President, the Vice Presidents and Secretary, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Account, and by the Company as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a Registration Statement registering the Account as an investment company under the 1940 Act, a Registration Statement under the Securities Act of 1933 registering the Contracts, any applications for exemptions from the 1940 Act or other applicable Federal laws, and any and all amendments to the foregoing on behalf of the Account and the Company and on behalf of and as attorneys for the principal executive officers and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

         FURTHER RESOLVED, that William H. Geiger, Esq., 201 Highland Avenue, Largo, Florida 34640, is hereby appointed as agent for service of process under such registration statements and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

         FURTHER RESOLVED, that the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Account and marketing of the Contracts, from the Commissioner of Insurance of Ohio, and any other statutory or regulatory approvals required by the Company as an Ohio corporation; and

         FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings, and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, application for exemptions, consent to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or counsel deem it to be in the best interests of the Account and the Company; and

         FURTHER RESOLVED, that the President, the Vice President and the Secretary of the Company be, and they hereby are, each authorized in the name and on behalf of the Account and the Company to execute and file irrevocable written consent on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Account and of the Company for the purpose of receiving and accepting process; and

         FURTHER RESOLVED, that the President of the Company be, and hereby is, authorized to cause the Company to institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Account; and

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         FURTHER RESOLVED, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Contracts to provide distribution services, with one or more registered investment advisors to provide investment advisory services, and with one or more qualified banks or other qualified entities to provide administrative and/or custodial services, all in connection with the establishment, operation and maintenance of the Account and the design, issuance, and administration of the Contracts; and

         FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Account to invest in securities issued by one or more investment companies registered under the 1940 Act as may be specified in the respective Contracts; and

         FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

         FURTHER RESOLVED, that the term "appropriate officers", as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.

         IN WITNESS WHEREOF, I have executed and delivered this Certificate this 24th day of May, 1993.



(Corporate Seal)                              /s/ WILLIAM H. GEIGER
                                              ---------------------
                                            William H. Geiger, Secretary